Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2011, relating to the financial statements and financial statement schedule of Entergy Mississippi, Inc., and the effectiveness of Entergy Mississippi, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entergy Mississippi, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Entergy Mississippi, Inc. prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2011, relating to the financial statements and financial statement schedule of Entergy New Orleans, Inc., and the effectiveness of Entergy New Orleans, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entergy New Orleans, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Entergy New Orleans, Inc. prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2011, relating to the consolidated financial statements and consolidated financial statement schedule of Entergy Texas, Inc. and Subsidiaries, and the effectiveness of Entergy Texas, Inc. and Subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entergy Texas, Inc. and Subsidiaries for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Entergy Texas, Inc. prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2011, relating to the financial statements and financial statement schedule of System Energy Resources, Inc., and the effectiveness of System Energy Resources, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of System Energy Resources, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the System Energy Resources, Inc. prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

New Orleans, Louisiana
March 4, 2011